EXHIBIT 4.20

                         AMENDED AND RESTATED TERM NOTE
                         ------------------------------

$10,000,000                                                    Chicago, Illinois
                                                                  March 29, 2005

      FOR VALUE RECEIVED, the undersigned, Crdentia Corp., a Delaware corporation, Baker Anderson Christie, Inc., a California corporation, Nurses Network, Inc., a California corporation, New Age Staffing, Inc., a Delaware corporation, PSR Nurses, Ltd., a Texas limited partnership, PSR Nurse Recruiting, Inc., a Texas corporation and PSR Nurses Holdings Corp., a Texas corporation (each an "Original Borrower", and collectively, the "Original Borrowers"), CRDE Corp., a Delaware corporation, Arizona Home Health Care/Private Duty, Inc., an Arizona corporation, Care Pros Staffing, Inc., a Texas corporation, HIP Holding, Inc., a Delaware corporation, Health Industry Professionals, L.L.C., a Michigan limited liability company, Travmed USA, Inc., a North Carolina corporation (each a "New Borrower", and collectively with the Original Borrowers, the "Borrowers" and, individually, each a "Borrower"), jointly and severally, each promise to pay to the order of BRIDGE OPPORTUNITY FINANCE, LLC (hereinafter, together with any holder hereof, called "Lender"), at the principal office of the Lender, the principal sum of Ten Million Dollars ($10,000,000), or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to any one or more of the Borrowers pursuant to the Loan Agreement (as hereinafter defined). Each Borrower, jointly and severally, further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement (as hereinafter defined) from the date hereof until payment in full hereof.

      This Amended and Restated Term Note (this "Note") is delivered pursuant to that certain Loan and Security Agreement - Term Loan, dated as of August 31, 2004 as it may be amended from time to time, together with all exhibits thereto, between Lender and the Borrowers (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Loan Documents referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Lender in respect thereof.

      Principal hereunder shall be payable pursuant to the terms of the Loan Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      Each Borrower hereby authorizes the Lender to charge any account of such Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Borrowers under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Borrowers, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrowers.

      The principal and all accrued interest hereunder may be prepaid by the Borrowers, in whole, but not in part, at any time (subject to any applicable prepayment fee).

      Each Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Obligations, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to the Borrowers. Each Borrower waives every defense, counterclaim or setoff which such Borrower may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Obligations, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

      Each Borrower, any other party liable with respect to the Obligations and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

      The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Borrowers and their respective successors and assigns. If this Note contains any blanks when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

      To induce the Lender to make the loan evidenced by this Note, each Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND EACH BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, each Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

      This Note replaces in its entirety and is in substitution for but not in payment of that certain Term Note dated as of August 31, 2004 (the "Prior Note"), made by Original Borrowers in favor of Lender in the aggregate maximum principal amount of $10,000,000 and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest under the Prior Note as of the date of this Note, is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

                             [SIGNATURES FOLLOW]

                Signature Page to Amended and Restated Term Note

      IN WITNESS WHEREOF, each Borrower has executed this Note on the date above set forth.

                                       CRDENTIA CORP.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       BAKER ANDERSON CHRISTIE, INC.,
                                       a California corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       NURSES NETWORK, INC.,
                                       a California corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       NEW AGE STAFFING, INC.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       PSR NURSES, LTD.,
                                       a Texas limited partnership

                                       By:   PSR NURSE RECRUITING, INC.
                                       Its:  General Partner

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer


                                       PSR NURSE RECRUITING, INC.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       PSR NURSES HOLDINGS CORP.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       CRDE CORP.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       ARIZONA HOME HEALTH CARE/PRIVATE DUTY,
                                       INC.,
                                       an Arizona corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       CARE PROS STAFFING, INC.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       HIP HOLDING, INC.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       HEALTH INDUSTRY PROFESSIONALS, L.L.C.,
                                       a Michigan limited liability company


                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       TRAVMED USA, INC.,
                                       a North Carolina corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title: